                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust and Vornado Realty L.P. and the Post-Effective Amendment to the Registration Statement No. 33-62395 of Vornado Realty Trust, both on Form S-3, of our report dated March 12, 1997, appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 11, 1997